Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TETON ADVISORS, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D. 2017, AT 11:24 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE DELAWARE 1793 1855

2842344 8100
SR# 20173744759

Authentication: 202572601
Date: 05-19-17

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TETON ADVISORS, INC.

Teton Advisors, Inc. (the "**Corporation**"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies, pursuant to Section 242 of the General Corporation Law of the State of Delaware:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") is hereby amended as follows:

1. Subparagraph A of the paragraph entitled FOURTH in the Certificate of Incorporation is deleted and replaced in its entirety with the following:

   A. Capital Stock. The total number of shares of capital stock which the Corporation is authorized to issue is Two Million Five Hundred Eighty Thousand (2,580,000) shares, which shall be divided into three classes, consisting of One Million Seven Hundred Thousand (1,700,000) shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), Eight Hundred Thousand (800,000) shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"), and Eighty Thousand (80,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:24 AM 05/19/2017
FILED 11:24 AM 05/19/2017
SR 20173744759 - File Number 2842344

IN WITNESS WHEREOF, Teton Advisors, Inc. has caused this certificate to be signed by its duly authorized officer on this 18 day of MAY, 2017.

Teton Advisors, Inc.

By: ______________________

Name:

Title: CEO & President

Nicholas Galluccio

[Signature page to Certificate of Amendment]